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                                             EXHIBIT (10.35)


            (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)


                            CPI CORP.
                   VOLUNTARY STOCK OPTION PLAN

    (Amended and Restated Effective as of December 16, 1997)

     SECTION 1. ESTABLISHMENT AND PURPOSE. CPI Corp., a corporation organized and existing under the laws of the State of Delaware, hereby establishes this Voluntary Stock Option Plan for selected officers and key employees of the Company and its subsidiaries. The purpose of the Plan is to offer to certain officers and key employees of the Company and its subsidiaries who are in a position to contribute materially to the prosperity thereof incentives and rewards in recognition of their contribution to the Company's progress, and to encourage them to continue to promote the best interests of the Company and the subsidiaries. The Plan is intended to increase the Participants' proprietary interest in the Company and to strengthen the alignment of their interests with the interests of the shareholders of the Company.

     SECTION 2.     DEFINITIONS AND RULES OF CONSTRUCTION.

          (a) "Acquisition Date" means the date on which a Participant receives an option to purchase shares of the Company's common stock under the Plan, which shall be (i) for an option issued pursuant to a Stock Option Agreement entered into during the fiscal year commencing February 7, 1993, the date on which the Plan shall have been approved by the affirmative vote of a majority of the outstanding shares of voting common stock of the Company at the first meeting of the shareholders duly called













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after the effective date hereof, and (ii) for any option issued pursuant to a Stock Option Agreement entered into during any subsequent fiscal year, the Election Date.

          (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (c)  "Cause" means:

               (i)   Conduct or activity of the Participant
materially detrimental to the Company's reputation or business
(including financial) operations;

               (ii) Gross or habitual neglect or breach of duty or misconduct of the Participant in discharging the duties of his or her position; or

               (iii) Prolonged absence by the Participant from his or her duties (other than on account of illness or disability) without the consent of the Company.

          (d) A "Change of Control" means a change in control of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the change of control are approved or ratified by a majority of the members of the Incumbent Board who are not Participants in the Plan; provided that, without















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limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes of this Plan, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.





















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          (e)  "Code" means the Internal Revenue Code of 1986, as
amended and in effect from time to time.

          (f) "Committee" means the Stock Option Committee provided for in Section 3 hereof.

          (g)  "Company" means CPI Corp.

          (h) "Compensation" means the gross salary payable by the Company to a Participant for the Company's fiscal year
(excluding bonuses).

          (i) "Disinterested Director" shall mean any member of the Board of Directors who is treated as a disinterested person as defined in Regulation Section 240.16b-3(c)(2)(i) promulgated under Section 16(b) of the Securities Exchange Act of 1934.

          (j) "Election Date" means the effective date of a Stock Option Agreement setting forth the terms and conditions for a Participant's salary reduction election and acquisition and exercise of an option hereunder.

          (k) "Fair Market Value" means the last sale price of the Company's common stock on the New York Stock Exchange on a particular date as reported in the WALL STREET JOURNAL.

          (l) "Incumbent Board" means the individuals who constitute the Board on the effective date of the Plan; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the














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Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Plan, be deemed a member of the Incumbent Board.

          (m) "Optionee" means any Participant who has acquired an option under this Plan.

          (n) "Participant" means an employee selected for participation in the Plan.

          (o) "Permanent and Total Disability" means a disability described in Section 22(e)(3) of the Code.

          (p) "Plan" means this Voluntary Stock Option Plan, together with any amendments thereto.

          (q) "Salary Reduction Amount" means the amount by which a Participant elects to reduce his or her Compensation for the fiscal year pursuant to his or her Stock Option Agreement.

          (r)  "Stock Option Agreement" means the Voluntary Stock
Option Agreement entered into between the Company and a Participant on the Election Date.

          (s) It is intended that none of the options granted under the Plan be treated as an "incentive stock option" as defined in Section 422 of the Code. In all respects the Plan shall be interpreted and construed in a manner consistent with this intention.

     SECTION 3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Stock Option Committee consisting of two or more Disinterested Directors. From time to time the Board may appoint members of the Committee in substitution of members













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previously appointed; fill vacancies, however caused, in the
Committee; and appoint alternate members of the Committee to act when a regular member is absent; provided, however, that any members of the Committee so appointed shall be Disinterested Directors.

     The Committee shall select one of its members as chairman, and shall hold meetings at such time and place as the chairman shall determine. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at such meeting, or acts approved in writing by a majority of the Committee, shall be deemed to be acts of the Committee.

     Subject to the terms and conditions of the Plan, the Committee shall have the power:

                    (i)   To prescribe the form and content of
Stock Option Agreements;

                    (ii)  To impose such other terms and
conditions to the acquisition or exercise of the options as it may deem necessary or desirable;

                    (iii) To adopt rules and regulations for implementing the Plan; and

                    (iv) To interpret and construe the Plan where necessary, which interpretations and constructions shall be final and conclusive upon Participants.


     SECTION 4.     Shares Subject to the Plan.

          (a)  The aggregate number of shares for which options











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may be acquired under this Plan will be one million (1,000,000)
shares of the Company's common stock, par value $0.40 per share. The class of stock and number of shares shall be subject to adjustment as provided in subsection (b) of this paragraph. The shares sold pursuant to the exercise of any option acquired under the Plan may be either treasury shares, or authorized and unissued shares, or both. If an option shall terminate for any reason without having been exercised in full, the unpurchased shares thereunder shall again be available for purposes of the Plan, and such terminated option or any portion thereof shall not be considered in computing the total number of shares previously optioned.

          (b) In the event any stock dividend is declared upon the common stock of the Company, or in the event the outstanding shares of such stock shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation, whether by reason of split up or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, the number or kind of shares available for option and the shares subject to any outstanding option shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the Optionee's potential stock interest in relation to other holders of the Company's common stock. With respect to outstanding options, the total price determined as equal to the number of shares remaining in the unexercised portion of such option multiplied by the original





















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option price per share shall not change, but a corresponding adjustment in the price for each share covered by the unexercised portion of such option shall be made.

     SECTION 5. ELIGIBILITY. The right to acquire options initially shall be granted only to members of the Company's Executive Committee of officers and its Corporate Development Council. The Board of Directors, in its sole discretion, may expand eligibility to include other key employees of the Company and its subsidiaries who perform services of special importance to the management, operation and development of the business of the Company or its subsidiaries.

     SECTION 6. TERMS OF OPTION. Each option under the Plan shall be subject to the following terms and conditions:

          (a)  Option Acquisition Through Salary Reduction.
For every Two Dollars Fifty Cents ($2.50) by which a Participant elects, pursuant to his or her Stock Option Agreement, to reduce his or her Compensation for the fiscal year beginning February 7, 1993, such Participant shall, on the Acquisition Date, receive an option to purchase one (1) share of the Company's common stock; provided, however, that a Participant's Salary Reduction Amount shall not be less than Five Percent (5.0%) nor more than Twenty-Five Percent (25.0%) of his or her Compensation for the fiscal year. The Board of Directors may, in its sole discretion, grant Participants the right to acquire an option to purchase shares of the Company's common stock on the same terms and conditions for one or more fiscal years after the fiscal year


















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beginning February 7, 1993; provided, however, that for any such subsequent fiscal year the Board of Directors shall have the discretion, on or before the Election Date, to increase or decrease the Two Dollar Fifty Cent ($2.50) salary reduction amount required to receive an option to purchase one (1) share of stock referred to in the immediately preceding sentence.

          (b) Option Exercise Price. The exercise price at which each share of common stock covered by an option hereunder may be purchased shall be its Fair Market Value on the last business day immediately preceding the Election Date. The exercise price for an option issued for the fiscal year beginning February 7, 1993 shall be its Fair Market Value on March 18, 1993.
          (c) Limitation on Transfer. Each Stock Option Agreement shall provide that an option shall not be transferable by the Optionee otherwise than by his or her will or by the laws of descent and distribution and may be exercised, during his or her lifetime, only by the Optionee. No option may be pledged, hypothecated or otherwise encumbered, nor shall any option be subject to execution, garnishment, attachment, or similar process.

          (d)  Limitation on Exercise of Option.

               (i) General Rule. Any option acquired hereunder shall, except as otherwise provided in this Section 6(d), be exercisable in whole or in part only during the period commencing on the third (3rd) anniversary of the Participant's Acquisition


















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Date and ending on the eighth (8th) anniversary of the
Participant's Acquisition Date.

               (ii) Exception for Retirement, Disability or Death. If the Optionee (A) retires from his or her employment with the Company under the terms of any pension or retirement plan now existing or hereafter adopted by the Company or (B) terminates employment with the Company due to Permanent and Total Disability or death, any options held by the Optionee (after taking into account any forfeitures pursuant to Section 6(e)) shall, to the extent not fully exercisable pursuant to Section 6(d)(i), become exercisable in full by the Optionee or his or her estate or beneficiary commencing on the date of such termination of employment, if such termination occurs after the Acquisition Date, or on the Acquisition Date if such termination occurs on or before the Acquisition Date, and ending on the eighth (8th) anniversary of the Optionee's Acquisition Date.

               (iii) Exception for Change of Control.
Notwithstanding any limitations on the right of exercise imposed hereunder, in the event of a Change of Control, any options held by an Optionee (after taking into account any forfeitures pursuant to Section 6(e)) shall be exercisable in full on the date of such Change of Control, if the Change of Control occurs after the Acquisition Date, or on the Acquisition Date, if the Change of Control occurs on or before the Acquisition Date, and shall continue to be exercisable until the eighth (8th) anniversary of the Participant's Acquisition Date.



















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               (iv)  Exception for Termination for Cause.  If at
any time the Optionee's employment is terminated for Cause, then the period for exercising such Optionee's option shall end (A) three (3) months after the third (3rd) anniversary of the Acquisition Date, if termination of employment occurs prior to the third (3rd) anniversary of the Acquisition Date, or (B) three
(3) months after termination of employment, if termination of employment occurs after the third (3rd) anniversary of the Acquisition Date; provided, however, that in no event shall any option be exercisable after the eighth (8th) anniversary of the Acquisition Date.

          (e) Termination of Employment. If any Optionee shall terminate his or her employment with the Company and its subsidiaries prior to the end of the fiscal year in which an option is granted, then the Participant shall forfeit a percentage of such stock option equal to a fraction, the numerator of which is the Salary Reduction Amount for the fiscal year reduced by the portion of the Salary Reduction Amount by which the Participant's Compensation has been actually reduced pursuant to the Stock Option Agreement up to the date of termination of employment, and the denominator of which is the Salary Reduction Amount for the fiscal year. The number of shares of stock covered by the forfeited portion of the option pursuant to the preceding sentence shall be rounded down to the closest whole number in order to avoid the forfeiture of fractional shares.




















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          (f)  Restriction on Sale of Stock.  Notwithstanding
anything herein to the contrary, no Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 shall sell any stock of the Company prior to the expiration of the period ending six (6) months and one (1) day after the Acquisition Date for such Participant's option.

     SECTION 7. EMPLOYMENT. Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall confer upon any Participant or Optionee any right with respect to the continuance of his or her employment with the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate the Optionee's employment or change his or her compensation at any time.

     SECTION 8. Manner of Exercise; Proceeds. Options shall be exercised by the Optionee or his or her estate or beneficiary by giving written notice to the Company of the intention to exercise the option, accompanied by full payment of the purchase price of the shares with respect to which the option is exercised. Such full payment shall be tendered either (a) in cash or (b) in shares of the Company's common stock, with a certificate representing such shares duly endorsed for transfer and with any other documents that may be reasonably required by the Company to effectuate the transfer of the shares. Ownership of the shares acquired upon exercise of the option shall vest when the Company's secretary or transfer agent (as the case may be) records the transfer of such shares to the Optionee on the



















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permanent books of the Company.  The proceeds derived by the
Company upon the exercise of any options will be used for general corporate purposes.


     SECTION 9.     SECURITIES MATTERS.

          (a)  General.  The Committee, if it deems it
appropriate, may condition the acquisition of any option, or the delivery of shares upon the exercise of any option, upon receipt of an appropriate investment representation from the Optionee. The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an option until completion of registration or other qualification of the shares under any state or federal law, rule, or regulation as the Company may consider appropriate. The Company may further require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

          (b) Representation and Covenant From Statutory Insiders. Notwithstanding anything herein to the contrary, the Company shall not issue any options to any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 unless such Participant furnishes to the Company on the Acquisition Date a written representation and covenant, in such form as determined appropriate by the Committee, that (i) the Participant has not sold any securities issued by the Company during the period commencing six (6) months

















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and one (1) day before the Acquisition Date and ending on the
Acquisition Date, and (ii) the Participant shall not sell any securities issued by the Company during the period commencing on the Acquisition Date and ending six (6) months and one (1) day thereafter.

     SECTION 10.    AMENDMENT AND TERMINATION.  The Board of
Directors may at any time amend or terminate the Plan subject to the following limitations:

          (a)  No such action shall modify the terms of Section
6(d)(iii) regarding exercisability of options in the event of a Change of Control, or shall adversely affect or impair the rights of an Optionee in any outstanding options held by Optionee without his or her consent; and

          (b) Unless the shareholders of the Company shall have first given their approval, no amendment of this Plan shall increase the total number of shares which may be optioned under the Plan, except by operation of the adjustment provision of
Section 4(b).

     SECTION 11. TAX WITHHOLDING. Upon the exercise of any stock option hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements prior to the transfer of any shares of stock to the Optionee on the permanent books of the Company or the delivery of any shares of stock to the Optionee.

     SECTION 12.    BENEFICIARY DESIGNATION.  Each Participant in
















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the Plan may, from time to time, name a beneficiary to whom any rights under Section 6(d)(ii) of the Plan shall be transferred in the event of the Participant's death. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, in the event of the Participant's death any rights pursuant to Section 6(d)(ii) hereunder shall be exercisable by his or her estate, subject to the terms of the Plan.

     SECTION 13. EFFECT ON OTHER BENEFIT PLANS AND DEFERRED COMPENSATION ARRANGEMENTS. It is intended that no Participant's Compensation shall be reduced by the Salary Reduction Amount for purposes of determining the benefits to which the Participant is entitled under any other employee benefit plan or deferred compensation arrangement of the Company.

     SECTION 14. GOVERNING LAW. The Plan, and all options hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

     SECTION 15. EFFECTIVE DATE OF THE PLAN. The Plan was originally effective as of March 18, 1993. The changes made in the Plan as amended and restated herein are effective as of December 16, 1997.






















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